Exhibit 3.12(b)
ORTHOLINK/NEW MEXICO ASC, INC.
BYLAWS
Adopted as of January 14, 2000

ARTICLE 1
OFFICES AND AGENT
     Section 1.1 Registered Office and Agent. The corporation shall continuously maintain in the state of Georgia a registered office that may be the same as any of the corporation’s places of business. In addition, the corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the state of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the state of Georgia.
     Section 1.2 Other Offices. In addition to having a registered office, the corporation may have other offices, located in or out of the state of Georgia, as the corporation’s board of directors (“Board of Directors”) may designate from time to time.
ARTICLE 2
MEETINGS OF SHAREHOLDERS
     Section 2.1 Annual Meetings. The corporation shall hold a meeting of shareholders annually at a time on or before June 30th as designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. Even if the corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these bylaws or in accordance with a court order.
     Section 2.2 Special Meetings. The corporation shall hold a special meeting of shareholders on the call at any time of the Board of Directors or the president of the corporation. In addition, the corporation shall hold a special meeting of shareholders upon the written demand of the holders of twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. This written demand must be signed, dated, and delivered to the corporation and must describe the purpose for which the special meeting is to be held.
     Section 2.3 Place of Meetings. The corporation may hold shareholders’ meetings, both annual and special, at any place in or out of the state of Georgia, except that the corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the corporation shall hold the meeting at the corporation’s principal office.

     Section 2.4 Notice of Meetings. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting no Fewer than 10 nor more than 60 days before the meeting date. Unless the Georgia Business Corporation Code (the “Code”) or the articles of incorporation require otherwise, the corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.2, the right to receive notice. Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called unless the Code or the articles of incorporation require otherwise. Notice of a special meeting, however, must include a description of the purpose or purposes for which the meeting is called. If not otherwise fixed under Code Section 14-2-703 or 14-2-707, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders’ meeting is the close of business on the day before the first notice is delivered to shareholders.
     Section 2.5 Voting Group. The term “voting group” means all shares of one or more classes or series that under the Code or the articles of incorporation are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the articles of incorporation to vote generally on the matter are for that purpose a single voting group.
     Section 2.6 Quorum for Voting Groups. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the articles of incorporation provide otherwise, a majority of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.7.
     Section 2.7 Vote Required for Action. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the articles of incorporation, or a bylaw adopted by the shareholders under Code Section 14-2-1021 requires a greater number of affirmative votes. If the Code or the articles of incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.5 and 2.6. If the Code or the articles of incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this section and in Sections 2.5 and 2.6. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Section 2.8 Voting for Directors. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.
     Section 2.9 Voting of Shares. Unless the Code or the articles of incorporation provide otherwise, each outstanding share is entitled to one vote on each matter voted on at a meeting of shareholders. Only shares are entitled to vote. Shareholders voting their shares will vote their shares by voice vote or by show of hands unless a qualified voting shareholder, prior to any voting on a matter, demands a vote by ballot. If a demand occurs, shareholders shall vote by ballot. Each ballot must state the name of the shareholder voting and the number of shares voted by the shareholder. If a ballot is cast by proxy, the ballot must also state the name of the proxy.
     Section 2.10 Proxies.
          (a) A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy by executing a writing that authorizes another person or persons to vote or otherwise act for the shareholder by signing and dating an appointment form. An appointment of proxy is effective when the corporate agent authorized to tabulate votes receives an original or facsimile transmission of a signed appointment form. The appointment of proxy is valid for only one meeting and any adjournments, and the appointment form must specify that meeting. In any event, the appointment is not valid for longer than 11 months unless the appointment form expressly provides for a longer period. The corporate secretary shall file any appointment of proxy with the records of the meeting to which the appointment relates.
          (b) An appointment of proxy is revocable or irrevocable as provided in the Code.
          (c) If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders’ meeting or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form’s validity. The secretary’s reference in the meeting’s minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.
     Section 2.11 Presiding Officer and Secretary. The president of the corporation shall preside over every shareholders’ meeting unless the shareholders elect another person to preside. The presiding officer will appoint any persons he or she deems necessary to help with the meeting. The corporate secretary shall have responsibility for preparing minutes of shareholders’ meetings and for authenticating records of the corporation.

     Section 2.12 Inspectors. The corporation may appoint one or more inspectors to act at a shareholders’ meeting and to make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall: ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting; determine the validity of proxies and ballots, count all votes, and determine the result. An inspector may be an officer or employee of the corporation.
     Section 2.13 Adjournments.
          (a) The holders of a majority of the voting shares represented at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to annual as well as special meetings, including any meetings that are adjourned and reconvened.
          (b) If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, the corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment, except that if a new record date for the adjourned meeting is or must be fixed, the corporation must give notice of the adjourned meeting to persons who are shareholders as of the new record date. At the meeting reconvened after adjournment, the corporation may transact any business that could have been transacted at the meeting that was adjourned.
          (c) The Board of Directors may fix a new record date if the Board of Directors desires, but must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If a new record date is not fixed, the determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting.
     Section 2.14 Action by Shareholders Without a Meeting. Action required or permitted by the Code to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation must also meet further requirements of the Code concerning these consents, including giving written notice of the action taken when less than all shareholders execute the written consent.

ARTICLE 3
THE BOARD OF DIRECTORS
     Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by any legal agreement among shareholders, by the articles of incorporation, or by these bylaws directed or required to be exercised or done by the shareholders.
     Section 3.2 Number and Election.
          (a) The number of directors of the corporation shall initially be the number specified in the corporation’s articles of incorporation, and thereafter such number can be changed from time to time by resolution of the shareholders or of the Board of Directors.
          (b) The initial directors shall be those persons named in the articles of incorporation. Thereafter, the directors shall be elected in accordance with Section 2.8 at each annual shareholders’ meeting, except that a director filling a vacancy on the Board of Directors shall be elected in accordance with Section 3.5.
     Section 3.3 Term and Resignation.
          (a) The terms of the initial directors shall expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors shall expire at the next annual shareholders’ meeting following their election. Despite the expiration of a director’s term, the director shall continue to serve until a successor is elected and qualifies or until there is a decrease in the number of directors.
          (b) A director may resign at any time by delivering written notice to the Board of Directors, its chairman, or the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.
     Section 3.4 Removal. The shareholders may remove one or more directors from office with or without cause by a majority of the votes entitled to be cast. If the director was elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him or her. The shareholders may remove a director only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

     Section 3.5 Vacancies. A vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) the shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled in like manner as any other vacancy, but, if filled by action of the Board of Directors, shall be for a term of office continuing only until the next election of directors by the shareholders and until the election and qualification of a successor.
     Section 3.6 Compensation. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation that is determined by the Board of Directors for services rendered in such other capacity.
     Section 3.7 Committees. The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees. Each committee shall have one or more members, each of whom serve at the pleasure of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing the committee. The provisions of Article 4 regarding the Board of Directors and its deliberations shall apply to any committees of the Board of Directors.
ARTICLE 4
MEETINGS OF THE BOARD OF DIRECTORS
     Section 4.1 Regular Meetings. The Board of Directors shall hold a regular meeting immediately after an annual shareholders’ meeting or a special shareholders’ meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.
     Section 4.2 Special Meetings. The Board of Directors shall hold a special meeting upon the call of the president or any two directors.
     Section 4.3 Place of Meetings. The Board of Directors may hold meetings, both regular and special, at any place in or out of the state of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

     Section 4.4 Notice of Meetings. Unless the articles of incorporation provide otherwise, the corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. The corporation shall, however, give at least one day’s prior notice of the date, time, and place of a special meeting of the Board of Directors. If the articles of incorporation provide for a longer or shorter period for notice, then the corporation shall comply with that period. Unless the articles of incorporation provide otherwise, notice of a special meeting is not required to describe the purpose of the meeting. Notices of meetings must also comply with Section 5.1 and may be waived in accordance with Section 5.2.
     Section 4.5 Quorum. Unless the Code, the articles of incorporation, or these bylaws require a greater number or unless otherwise specifically provided in the Code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the articles of incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.2.
     Section 4.6 Vote Required for Action.
          (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.
          (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
          (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;
          (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
          (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.
The right to dissent or abstain is not available to a director who votes in favor of the action taken.
     Section 4.7 Participation by Conference Telephone. Unless the articles of incorporation or these bylaws provide otherwise, any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
     Section 4.8 Adjournments. A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.
     Section 4.9 Action by Directors Without a Meeting. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
ARTICLE 5
MANNER OF NOTICE TO AND WAIVER OF NOTICE
BY SHAREHOLDERS AND DIRECTORS
     Section 5.1 Manner of Notice.
          (a) Whenever these bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.1 in addition to any other section of these bylaws concerning notice and any provision in the articles of incorporation,
          (b) Notice to shareholders shall be in writing unless oral notice is reasonable under the circumstances. Notice to a director may be written or oral.
          (c) Notice may be communicated in person; by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the articles of incorporation, or these bylaws, notice by facsimile transmission, telegraph, or teletype shall be deemed to be notice in writing.
          (d) Written notice to shareholders, if the notice is in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.
          (e) Except as provided in subsection 5.1(d) above, written notice, if in a comprehensible form, is effective at the earliest of the following:
               (i) when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;
               (ii) five days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the articles of incorporation or these bylaws, if mailed with first-class postage prepaid and correctly addressed; or
               (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.
          (f) Oral notice is effective when communicated if communicated in a comprehensible manner.
          (g) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.
Section 5.2 Waiver of Notice.
          (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.2(b) below, the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          (b) A shareholder’s attendance at a meeting:
               (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

               (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
          (c) A shareholder’s waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these bylaws.
          (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.2(e) below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
          (e) A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE 6
OFFICERS
     Section 6.1 Number and Duties. The officers of the corporation will consist of a President, a Secretary, and a Treasurer and may include one or more Vice Presidents. The Board of Directors may appoint other officers and a duly appointed officer may appoint other officers in accordance with this Article 6. The officers will have the authority and shall perform the duties as set forth in these bylaws. The other officers that are appointed will have the authority and shall perform the duties as established by the Board of Directors from time to time. The same person may hold any two or more offices.
     Section 6.2 Appointment and Term. All officers shall be appointed by the Board of Directors or by a duly appointed officer in accordance with this Article 6 and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.
     Section 6.3 Compensation. The Board of Directors shall fix the compensation, if any, of all corporate officers, however appointed.
     Section 6.4 President. The President will be the chief executive officer of the corporation and will have general supervision of the business of the corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless the articles of incorporation, these bylaws, or a resolution of the Board of Directors provides otherwise, the President may execute and deliver on behalf of the corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The President will have any other authority and shall perform any other duties that the Board of Directors may delegate to him or her from time to time.
     Section 6.5 Vice Presidents. In the case of absence or disability of the President, or at the direction of the President, the Vice President, if any, will have the authority and shall perform the duties of the President If the corporation has more than one Vice President, the one designated by the Board of Directors to act in lieu of the President shall act in lieu of the President. A Vice President will have any other authority and shall perform any other duties that the Board of Directors may delegate to him or her from time to time.
     Section 6.6 Secretary. The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors The Secretary will have authority to give all notices required by the Code, other applicable law, or these bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate. documents The Secretary will have authority to affix the corporate seal to any lawfully executed document and shall sign any instruments that require his or her signature. The Secretary shall authenticate records of the corporation. The Secretary will have any other authority and shall perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the President, any assistant secretary will have the authority and may perform the duties of the Secretary.
     Section 6.7 Treasurer. The Treasurer will have responsibility for the custody of all funds and securities belonging to the corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained true accounts of all receipts and disbursements and shall make reports of these to the Board of Directors, upon its request, and to the President, upon his or her request. The Treasurer will have any other authority and shall perform any other duties that the Board of Directors may delegate to him or her from time to time.
     Section 6.8 Bonds. The Board of Directors by resolution may require any or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

ARTICLE 7
SHARES
     Section 7.1 Authorization and Issuance of Shares. In accordance with the Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.
     Section 7.2 Share Certificates. The interest of each shareholder will be represented by a certificate or certificates representing shares of the corporation. Each certificate will be in the form the Board of Directors may from time to time adopt, but at a minimum each share certificate shall state on its face the name of this corporation and that it is organized under the laws of the state of Georgia, state on its face the name of the shareholder to whom issued; state on its face the number and class of shares and the designation of the series, if any, the certificate represents; and be signed by either the President, a Vice President, the Secretary, or the Treasurer. In addition, at a minimum, each share certificate shall be numbered consecutively, be in registered form, and indicate the date of issuance. It is not required that each share certificate bear the corporate seal.
     Section 7.3 Registered Owner. The corporation may treat the registered owner of any share of stock of the corporation as the person exclusively entitled to vote such share and to receive any dividend or other distribution with respect to such share and as the exclusive owner of such share for all other purposes. Accordingly, the corporation is not required to recognize any other person’s equitable, or other, claim to or interest in such share, whether or not the corporation has express or other notice of the claim or interest, except as provided otherwise by law.
     Section 7.4 Transfers of Shares. The Board of Directors shall designate a transfer agent to transfer shares on the transfer books of the corporation when the agent is properly directed to do so. The transfer agent shall keep such books at his or her office. Only the person named on a certificate, or his or her attorney-in-fact lawfully constituted by a writing, may direct the transfer agent to transfer the share represented by that certificate. Before the corporation issues a new certificate to the new owner of the shares, the old certificate must be surrendered to the corporation for cancellation. In the case of a certificate claimed to have been lost, stolen, or destroyed, the person making the claim must comply with Section 7.6.
     Section 7.5 Duty of Corporation to Register Transfer. Notwithstanding any provision in Section 7.4, the corporation has no duty to register the transfer of a share unless:
          (a) the certificate representing that share has been endorsed by the appropriate person or persons;

          (b) reasonable assurance has been given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;
          (c) the corporation either has no duty to inquire into adverse claims or has discharged that duty;
          (d) the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and
          (e) the transfer is in fact rightful or is to a bona fide purchaser.
     Section 7.6 Lost, Stolen, or Destroyed Certificates. In order to receive a duplicate share certificate to replace a certificate alleged to have been lost, stolen, or destroyed, any person claiming that a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors so requires, such person must give the corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors.
     Section 7.7 Record Date with Regard to Shareholder Action. The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.2). Any future date fixed as a record date may not be more than 70 days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the corporation shall determine the record date in accordance with the Code.
ARTICLE 8
DISTRIBUTIONS
     Section 8.1 Authorization or Declaration. Subject to any restriction in the articles of incorporation, the Board of Directors from time to time in its discretion may authorize or declare, and the corporation may make, distributions to the shareholders in accordance with the Code.
     Section 8.2 Record Date With Regard to Distributions. The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation’s shares). If the Board of Directors does not fix a future date as the record date, the corporation shall determine the record date in accordance with the Code.
ARTICLE 9
INDEMNIFICATION
     Section 9.1 Definitions. As used in this Article, the term:
          (a) “Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
          (b) “Director” or “officer” means an individual who is or was a director or board-appointed officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context otherwise requires, the estate or personal representative of a director or officer.
          (c) “Disinterested director” or “disinterested officer” means a director or officer, respectively, who at the time of a vote or selection referred to in subsection 9.5(b), 9.5(c) or 9.7(a) is not:
          (i) a party to the proceeding; or
          (ii) an individual having a familial, financial, professional or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s or officer’s judgment when voting on the decision being made.
          (d) “Expenses” includes counsel fees.
          (e) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.
          (f) “Official capacity” means:

          (i) when used with respect to a director, the office of director in the corporation; and
          (ii) when used with respect to an officer, the office in the corporation held by the officer.
Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.
          (g) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
          (h) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
     Section 9.2 Basic Indemnification Arrangement.
          (a) Except as provided in subsection 9.2(d), the corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if:
          (i) such individual conducted himself or herself in good faith; and
          (ii) such individual reasonably believed:
     (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;
     (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and
     (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.
          (b) A director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a)(ii)(B).
          (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself,

determinative that the director or officer did not meet the standard of conduct described in subsection 9.2(a).
     (d) The corporation may not indemnify a director or officer under this Article:
          (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under subsection 9.2(a); or
          (ii) in connection with arty proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.
     Section 9.3 Advances for Expenses.
          (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:
          (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in subsection 9.2(a) or that the proceeding involves conduct for which such person’s liability has been eliminated under the corporation’s articles of incorporation; and
          (ii) his or her written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification under this Article or the Code.
          (b) The undertaking required by subsection 9.3(a)(ii) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to the financial ability of the director or officer to make repayment.
     Section 9.4 Court-Ordered Indemnification and Advances for Expenses.
          (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. Pursuant to Section 14-2-854 of the Code, after receipt of an application and after giving any notice it considers necessary, the court shall:

          (i) order indemnification or advance for expenses if it determines that the director or officer is entitled to indemnification; or
          (ii) order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, even if the director or officer has not met the relevant standard of conduct, failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in subsection 9.2(d), but if the director or officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
          (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, it may also order the corporation to pay the director’s or officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.
     Section 9.5 Determination and Authorization of Indemnification.
          (a) The corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the corporation as permitted by Section 14-2-859(a) of the Code. Nevertheless, the corporation shall not indemnify a director or officer under Section 9.2 unless a determination has been made for the specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, the corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.
          (b) The determination referred to in subsection 9.5(a) shall be made:
          (i) if there are two or more disinterested directors, by the Board of Directors of the corporation by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
          (ii) by special legal counsel:
     (A) selected in the manner prescribed in paragraph (i) of this subsection 9.5(b); or

     (B) if there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or
          (iii) by the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.
          (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a determination for a specific proceeding that the director or officer met the relevant standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation’s indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.5(b), except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.5(b)(ii)(B) to select special legal counsel.
     Section 9.6 Indemnification of Employees and Agents. The corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the extent, consistent with public policy, that such indemnification and advances may be provided to a director or officer
     Section 9.7 Shareholder Approved Indemnification.
          (a) If authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by shareholders of the corporation by a majority of the votes entitled to be cast, the corporation may indemnify or obligate itself to indemnify a director or officer made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director or officer who at the time of such authorization does not qualify as a disinterested director or disinterested officer with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.
          (b) The corporation shall not indemnify a director or officer under this Section 9.7 for any liability incurred in a proceeding in which the director or officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:
          (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

          (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
          (iii) for the types of liability set forth in Section 14-2-832 of the Code; or
          (iv) for any transaction from which he or she received an improper personal benefit.
          (c) Where approved or authorized in the manner described in subsection 9.7(a), the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
          (i) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 9.7(b); and
          (ii) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article.
     Section 9.8 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Code.
     Section 9.9 Witness Fees. Nothing in this Article shall limit the corporation’s power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding involving the corporation at a time when be or she is not a party.
     Section 9.10 Report to Shareholders. To the extent and in the manner required by the Code from time to time, if the corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the shareholders.
     Section 9.11 Amendments; Severability. No amendment, modification or rescission of this Article 9, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.
ARTICLE 10
MISCELLANEOUS
     Section 10.1 Inspection of Records. The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Code Section
14-2-1602(c) is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.
     Section 10.2 Fiscal Year. The Board of Directors may determine the fiscal year of the corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.
     Section 10.3 Corporate Seal. If the Board of Directors determines that the corporation should have a corporate seal for the corporation, the corporate seal will be in the form the Board of Directors from time to time determines.
     Section 10.4 Financial Statements. Not later than four months after the close of each fiscal year and in any case prior to the annual shareholders’ meeting, the corporation shall prepare:
     (a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and
     (b) a profit and loss statement showing the results of its operation during its fiscal year. Upon written request, the corporation shall promptly mail to any shareholder of record a copy of the most recent balance sheet and profit and loss statement.
     Section 10.5 Conflict with Articles of Incorporation. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the provision in the articles of incorporation will govern.

ARTICLE 11
AMENDMENTS
     Section 11.1 Power to Amend Bylaws. The Board of Directors may amend or repeal the bylaws or adopt new bylaws unless the articles of incorporation or the Code reserves this power exclusively to the shareholders or unless the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw. The shareholders may amend or repeal the bylaws or adopt new bylaws even though the bylaws may also be amended or repealed by the Board of Directors. In amending or repealing bylaws or adopting new bylaws, the Board of Directors and the shareholders shall comply with any other applicable provisions of the Code.